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                                                                    EXHIBIT 28.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 11-K
                                  ANNUAL REPORT
                        PURSUANT TO SECTION 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

For the fiscal year ended    December 31, 1997
                             -----------------

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934

For the transition period from _______________ to ___________

Commission file number  33-43597
                        --------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below.

             Sofamor Danek Group, Inc. Employee Stock Purchase Plan

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                    Sofamor Danek Group, Inc.
                                    1800 Pyramid Place
                                    Memphis, TN  38132



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